Solo Brands, Inc. Announces Fourth Quarter and Fiscal Year 2024 Results

Company Accelerates Strategic Transformation Plan to Stabilize the Business

Grapevine, Texas, March 12, 2025: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced its financial results for the three months and the year ended December 31, 2024.

John Larson, Interim President and Chief Executive Officer, commented, “During the fourth quarter, the Board and management team engaged in developing an aggressive turnaround plan for 2025. As a part of our transformation plan, we hired external financial advisors to help us go through every line item of the business. Notwithstanding challenging results, Solo Brands has a solid foundation for success, including great “enthusiasts” brands, a pipeline of new products and highly loyal customers. Our Board and management team are fully aligned and engaged on the turnaround plan and taking appropriate steps to implement 30+ value accretive initiatives identified in our turnaround plan.”

Liz Vanzura, a member of the Solo Brands Board of Directors has been appointed as the Company’s Interim Chief Marketing Officer. Ms. Vanzura will continue to serve as a member of the Board. Ms. Vanzura has a successful track record as CMO and Head of Brand Strategy for companies such as Cadillac and Hummer. She also earned the Ad Age’s Marketer of the Year award and was inducted into the AAF Advertising Hall of Achievement.

This release reflects current and prior period results revised to align with our new segment reporting structure, under which we report as two reportable segments.

Consolidated Fourth Quarter 2024 Highlights Compared to Fourth Quarter 2023
•Net sales decreased $21.8 million to $143.5 million, down 13.2%, driven by declines in both retail and direct to consumer (“DTC”) channels within the Solo Stove segment, partially offset by an increase in net sales in the Chubbies segment.
•Gross profit of $87.8 million, or 61.1% of net sales, an increase of 280 basis points versus a year ago. Adjusted gross profit(2) of $87.6 million, or 61.0% of net sales, an increase of 170 basis points versus the prior year.
•Operating expenses decreased $194.2 million to $143.0 million, down 57.6%, primarily driven by the reduction in restructuring, contract termination and impairment charges of $192.2 million in the current period.
•Net loss of $58.2 million, or (40.6)% of net sales and $0.63 per basic and diluted Class A common share, improved over the prior year period. Adjusted net income(2)(3) of $2.3 million, or $0.03 earnings per basic and diluted share, declined from the prior year period.
•Adjusted EBITDA(2) of $6.3 million, or 4.4% of net sales, declined from the prior year period.

Segment Fourth Quarter 2024 Highlights Compared to Fourth Quarter 2023

Solo Stove
•Net sales decreased $23.6 million to $116.6 million, down 16.8%, driven by declines in both retail and DTC channel net sales, as a result of the lack of significant new product launches.
•Segment EBITDA of $6.1 million, or 5.2% of net sales, declined from the prior year period.
Chubbies
•Net sales increased $2.6 million to $24.2 million, up 12.2%, driven primarily by increased demand within the retail net sales channel.
•Segment EBITDA of $3.3 million, or 13.7% of net sales, improved over the prior year period.

Consolidated Full Year 2024 Highlights Compared to Full Year 2023
•Net sales decreased $40.2 million to $454.6 million, down 8.1%, driven by declines in both retail and DTC channel net sales within the Solo Stove segment, partially offset by an increase in net sales in the Chubbies segment.
•Gross profit of $260.3 million, or 57.3% of net sales, a decrease of 390 basis points versus a year ago,includes a write down of inventory resulting from the wind-down of IcyBreeze. Adjusted gross profit(2) of $280.3 million, or 61.7% of net sales, an increase of 30 basis points versus the prior year.
•Operating expenses decreased $95.1 million to $434.9 million, down 17.9%, primarily driven by the reduction in restructuring, contract termination and impairment charges of $112.9 million in the current year.
•Net loss of $180.2 million, or (39.6)% of net sales and $1.94 loss per basic and diluted Class A common share, improved over the prior year. Adjusted net income(2)(3) of $11.4 million, or $0.12 earnings per basic and diluted share, declined from the prior year.
•Adjusted EBITDA(2) of $32.6 million, or 7.2% of net sales, declined from the prior year.

Segment Full Year 2024 Highlights Compared to Full Year 2023

Solo Stove
•Net sales decreased $54.2 million to $297.4 million, down 15.4%, driven by declines in retail and DTC channel net sales, as a result of the lack of significant new product launches and a non-recurring retail channel transaction in the prior year.
•Segment EBITDA of $45.9 million, or 15.4% of net sales, declined from the prior year.
Chubbies
•Net sales increased $11.1 million to $112.7 million, up 10.9%, driven by continued demand within the DTC net sales channel driven by both website and owned retail store performance, coupled with increases realized in the retail net sales channel as a result of continued growth within our retail strategic partnerships.
•Segment EBITDA of $15.8 million, or 14.0% of net sales, improved over the prior year.

Consolidated Balance Sheet

Cash and cash equivalents were $12.0 million as of December 31, 2024 compared to $19.8 million at December 31, 2023.

Inventory was $108.6 million as of December 31, 2024 compared to $111.6 million at December 31, 2023.

Outstanding borrowings were $69.0 million under the Revolving Credit Facility, and $83.0 million under the Term Loan as of December 31, 2024. Subsequent to December 31, 2024, we drew an additional $277.3 million under our Revolving Credit Facility, which matures on May 12, 2026 together with the Term Loan.

Going Concern

Our 2024 Annual Report on Form 10-K discloses that there is substantial doubt about our ability to continue as a going concern. We are evaluating strategies to refinance our existing debt and our plans are focused on improving our results and liquidity through a variety of operational improvements throughout 2025. More information on these topics will be provided on today’s conference call.

(1) This release reflects a change to the presentation of our reportable segments, with Solo Stove and Chubbies being presented as our reportable segments, while previous releases presented as one reportable segment. Prior periods are presented on this new basis for comparability purposes.
(2) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(3) This release reflects a previously disclosed change to the presentation of adjusted net income (loss) per Class A common stock from periods prior to the three and twelve months ended December 31, 2023, in order to provide a more concise view. Prior periods are presented on this new basis for comparability purposes. Please see the definition of “Adjusted Net Income (Loss) per Class A Common Stock” below for more information.

Conference Call Details

Prepared remarks about the Company's fourth quarter and full year 2024 results are scheduled for March 12, 2025, at 9:00 a.m. ET. Investors and analysts who wish to listen to the call are invited to dial +1-866-652-5200 (international callers, please dial +1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until March 19, 2025. To access the telephone replay, dial +1-877-344-7259 (international callers, please dial +1-412-317-0088). The access code for the replay is 2589860. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future financial position, turnaround efforts, strategic transformation goals, future growth and shareholder value, our ability to continue as a going concern, our plans and strategy to improve our liquidity, the expected benefits of operational improvements and restructuring efforts, and seasonal trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to continue as a going concern; our ability to realize expected benefits from our strategic plans, our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our dependence on cash generated from operations to support our business and our growth initiatives; the limits placed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; risks associated with our international operations; our reliance on third-party manufacturers and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our ability to sustain historic growth rates;; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; business interruptions resulting from fluctuations in the price of our Class A common stock; failure to regain compliance with the continued listing requirements of the New York Stock Exchange or any future failure to meet such requirements; geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Net sales	$143,537	$165,318	$454,550	$494,776
Cost of goods sold	55,773	68,899	194,286	192,624
Gross profit	87,764	96,419	260,264	302,152
Operating expenses
Selling, general & administrative expenses	81,835	84,270	262,172	249,432
Restructuring, contract termination and impairment charges	52,481	244,650	136,099	248,967
Depreciation and amortization expenses	6,447	7,014	25,702	26,593
Other operating expenses	2,221	1,274	10,909	5,010
Total operating expenses	142,984	337,208	434,882	530,002
Income (loss) from operations	(55,220)	(240,789)	(174,618)	(227,850)
Non-operating (income) expense
Interest expense, net	3,652	3,462	14,004	11,004
Other non-operating (income) expense	906	(436)	528	(7,297)
Total non-operating (income) expense	4,558	3,026	14,532	3,707
Income (loss) before income taxes	(59,778)	(243,815)	(189,150)	(231,557)
Income tax expense (benefit)	(1,560)	(32,953)	(8,958)	(36,225)
Net income (loss)	(58,218)	(210,862)	(180,192)	(195,332)
Less: net income (loss) attributable to noncontrolling interests	(21,239)	(87,039)	(66,836)	(83,985)
Net income (loss) attributable to Solo Brands, Inc.	$(36,979)	$(123,823)	$(113,356)	$(111,347)

Other comprehensive income (loss)
Foreign currency translation, net of tax	(210)	204	(204)	(268)
Comprehensive income (loss)	(58,428)	(210,658)	(180,396)	(195,600)
Less: other comprehensive income (loss) attributable to noncontrolling interests	(69)	74	(66)	(97)
Less: net income (loss) attributable to noncontrolling interests	(21,239)	(87,039)	(66,836)	(83,985)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(37,120)	$(123,693)	$(113,494)	$(111,518)

Net income (loss) per Class A common stock
Basic and diluted	$(0.63)	$(2.14)	$(1.94)	$(1.84)

Weighted-average Class A common stock outstanding
Basic and diluted	58,643	57,882	58,388	60,501

Solo Brands, Inc.
Segment Operating Results

	Three Months Ended December 31, 2024
(in thousands)	Solo Stove	Chubbies
Net sales	$116,612	$24,155
Cost of goods sold	45,072	10,910
Gross profit	71,540	13,245

Marketing expense	32,254	1,644
Employee related compensation	3,632	3,448
Other segment operating expenses	29,546	4,837
Segment EBITDA	6,108	3,316

	Year Ended December 31, 2024
(in thousands)	Solo Stove	Chubbies
Net sales	$297,379	$112,713
Cost of goods sold	113,977	45,707
Gross profit	183,402	67,006

Marketing expense	67,682	14,569
Employee related compensation	12,642	13,833
Other segment operating expenses	57,165	22,791
Segment EBITDA	45,913	15,813

Solo Brands, Inc.
Segment Operating Results

	Three Months Ended December 31, 2023
(in thousands)	Solo Stove	Chubbies
Net sales	$140,206	$21,537
Cost of goods sold	57,542	10,159
Gross profit	82,664	11,378

Marketing expense	43,099	2,406
Employee related compensation	2,660	2,761
Other segment operating expenses	22,527	4,356
Segment EBITDA	14,378	1,855

	Year Ended December 31, 2023
(in thousands)	Solo Stove	Chubbies
Net sales	$351,583	$101,599
Cost of goods sold	135,544	40,004
Gross profit	216,039	61,595

Marketing expense	71,837	13,863
Employee related compensation	8,848	10,942
Other segment operating expenses	55,710	23,234
Segment EBITDA	79,644	13,556

SOLO BRANDS, INC.
Consolidated Balance Sheets

(In thousands, except par value and per unit data)	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$11,980	$19,842
Accounts receivable, net of allowance for credit losses of $1.1 million and $1.3 million for the years ended December 31, 2024 and 2023, respectively	39,440	42,725
Inventory	108,575	111,613
Prepaid expenses and other current assets	12,223	21,893
Total current assets	172,218	196,073
Non-current assets
Property and equipment, net	24,195	26,159
Intangible assets, net	189,701	221,010
Goodwill	73,119	169,648
Operating lease right-of-use assets	27,683	30,788
Other non-current assets	8,144	15,640
Total non-current assets	322,842	463,245
Total assets	$495,060	$659,318

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$69,598	$21,846
Accrued expenses and other current liabilities	41,661	55,155
Deferred revenue	1,829	5,310
Current portion of long-term debt	8,625	6,250
Total current liabilities	121,713	88,561
Non-current liabilities
Long-term debt, net	142,060	142,993
Deferred tax liability	6,795	17,319
Operating lease liabilities	22,079	24,648
Other non-current liabilities	9,056	13,534
Total non-current liabilities	179,990	198,494

Commitments and contingencies (Note 17)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 58,800,001 shares issued and outstanding; 468,767,205 authorized, 57,947,711 issued and outstanding	59	58
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,091,989 shares issued and outstanding; 50,000,000 shares authorized, 33,047,780 issued and outstanding	33	33
Additional paid-in capital	363,601	357,385
Retained earnings (accumulated deficit)	(228,814)	(115,458)
Accumulated other comprehensive income (loss)	(434)	(230)
Treasury stock	(733)	(526)
Equity attributable to the controlling interest	133,712	241,262
Equity attributable to noncontrolling interests	59,645	131,001
Total equity	193,357	372,263
Total liabilities and equity	$495,060	$659,318

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(180,192)	$(195,332)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities
Restructuring, contract termination and impairment charges	136,099	248,967
Depreciation and amortization	26,632	27,349
Inventory charges associated with restructuring and consolidation activities	18,309	—
Noncash operating lease expense	8,517	8,373
Equity-based compensation	6,754	15,050
Change in fair value of contingent consideration	4,438	(1,573)
Prepaid marketing charges	1,871	—
Amortization of debt issuance costs	860	860
Other noncash adjustments	922	1,204
Barter credits	—	(7,160)
Deferred income taxes	(11,684)	(47,040)
Changes in assets and liabilities
Inventory	(14,673)	28,182
Accrued expenses and other current liabilities	(14,133)	6,811
Accounts receivable	3,195	(16,328)
Other non-current assets and liabilities	176	2,409
Deferred revenue	(3,481)	(1,571)
Operating lease liabilities	(8,586)	(8,113)
Prepaid expenses and other current assets	343	(9,222)
Accounts payable	38,150	9,557
Payments of contingent consideration	(3,000)	—
Net cash provided by (used in) operating activities	10,517	62,423
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,512)	(9,093)
Payments of contingent consideration	—	(9,386)
Acquisitions, net of cash acquired	—	(34,600)
Net cash provided by (used in) investing activities	(14,512)	(53,079)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	80,000	70,000
Repayments of long-term debt	(79,250)	(35,000)
Debt issuance costs paid	(167)	—
Finance lease liability principal paid	(144)	(379)
Exercise of Options for Class A common stock	—	39
Common stock repurchases	—	(36,957)
Distributions to non-controlling interests	(4,284)	(10,511)
Taxes paid related to net share settlement of equity awards	(207)	(305)
Stock issued under employee stock purchase plan	395	247
Net cash provided by (used in) financing activities	(3,657)	(12,866)
Effect of exchange rate changes on cash	(210)	71
Net change in cash and cash equivalents	(7,862)	(3,451)
Cash and cash equivalents balance, beginning of period	19,842	23,293
Cash and cash equivalents balance, end of period	$11,980	$19,842

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance, and in the case of free cash flow of our liquidity, and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance and liquidity of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment, purchases of intangible assets and capitalization of internal use software). We believe free cash flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow eliminating the cash impact of the following costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”: business optimization and expansion expense, management transition costs, transaction costs, sales tax audit expense, tax refunds, prepaid marketing charges (in the period in which cash outflows occurred) and payments of contingent consideration included in net cash provided by (used in) operating activities. We believe that adjusted free cash flow enhances investors’ understanding of the liquidity of our ongoing operations. Our definition of adjusted free cash flow may differ from those used by other companies.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

Beginning with the reporting of our results for the three and twelve month periods ended December 31, 2023, adjusted net income (loss) per Class A Common Stock removes the portion of adjusted net income (loss) attributable to noncontrolling interests as management believes this presentation provides investors with a more concise view of the Company’s results. The Company intends to present adjusted net income (loss) per Class A Common Stock on this basis going forward and has presented prior periods on the same basis for comparability purposes.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.

•Restructuring, contract termination, impairment and related charges - Represents contract termination, impairment and restructuring charges related to the termination of underperforming marketing contracts, reorganization of the Oru and ISLE reporting units of the Company under a revised management structure, and charges related to the IcyBreeze reporting unit and the related inventory charges associated with the restructuring and consolidation activities, as well as the goodwill impairment charges related to the Solo Stove reporting unit driven by the sustained decline in share price.
•Amortization expense - Represents the non-cash amortization of intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense.
•Business optimization and expansion expenses - Represents select consulting and software implementation fees.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, executive performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s Class A common stock.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering, Form S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Prepaid marketing charges - Represents the write-off of marketing campaigns that were determined to be inconsistent with current marketing strategies.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Sales tax audit expense - Represents a sales tax assessment related to prior periods.
•Tax refunds - Represents a one-time tax refund related to COVID-19 era benefits.
•Tooling depreciation - Represents the depreciation applicable to the tooling used in the manufacturing process that is recognized within cost of goods sold.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Removal of valuation allowance - Represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

Adjusted Gross Profit

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$87,764	$96,419	$260,264	$302,152
Inventory charges associated with restructuring and consolidation activities	(433)	—	18,309	—
Inventory fair value write-up	—	907	805	907
Tooling depreciation	240	756	927	756
Adjusted gross profit	$87,571	$98,082	$280,305	$303,815

Gross profit margin (Gross profit as a % of net sales)	61.1%	58.3%	57.3%	61.1%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.0%	59.3%	61.7%	61.4%

Free Cash Flow

The following table reconciles net cash (used in) provided by operating activities to free cash flow and adjusted free cash flow for the periods presented:

	Year Ended December 31,
(dollars in thousands)	2024	2023
Net cash (used in) provided by operating activities (as reported)	$10,517	$62,423
Capital expenditures	(14,512)	(9,093)
Free cash flow	$(3,995)	$53,330
Business optimization and expansion expense	8,108	462
Management transition costs	3,133	1,621
Transaction costs	1,029	3,347
Sales tax audit expense	485	—
Tax refunds	—	(5,121)
Prepaid marketing charges	1,871	—
Payments of contingent consideration	3,000	—
Adjusted free cash flow	$13,631	$53,639

Consolidated Adjusted Net Income and Adjusted EPS

The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Net income (loss)	$(58,218)	$(210,862)	$(180,192)	$(195,332)
Restructuring, contract termination, impairment and related charges	52,048	244,650	154,408	248,967
Amortization expense	4,944	6,133	20,107	22,396
Business optimization and expansion expense	1,852	6	8,108	462
Equity-based compensation expense	2,062	21	6,802	14,787
Changes in fair value of contingent earn-out liability	(283)	669	4,438	(1,573)
Management transition costs	43	706	3,133	1,621
Transaction costs	41	492	1,029	3,347
Prepaid marketing charges	—	—	1,871	—
Inventory fair value write-ups	—	907	805	907
Sales tax audit expense	—	—	485	—
Tax refunds	—	—	—	(5,121)
Tax impact of adjusting items	(8,180)	(31,401)	(27,033)	(35,708)
Reversal of valuation allowance	7,955	—	17,463	—
Adjusted net income (loss)	$2,264	$11,321	$11,424	$54,753
Less: adjusted net income (loss) attributable to noncontrolling interests	335	3,548	4,334	19,697
Adjusted net income (loss) attributable to Solo Brands, Inc.	$1,929	$7,773	$7,090	$35,056

Net income (loss) per Class A common stock	$(0.63)	$(2.14)	$(1.94)	$(1.84)

Adjusted net income (loss) per Class A common stock	$0.03	$0.13	$0.12	$0.58

Weighted-average Class A common stock outstanding - basic and diluted	58,643	57,882	58,388	60,501

Adjusted EBITDA

Consolidated Adjusted EBITDA Reconciliation

The following table reconciles consolidated net income (loss) to consolidated adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Net income (loss)	$(58,218)	$(210,862)	$(180,192)	$(195,332)
Interest expense	3,652	3,462	14,004	11,004
Income tax (benefit) expense	(1,560)	(32,953)	(8,958)	(36,225)
Depreciation and amortization expense	6,687	7,770	26,629	27,349
EBITDA	$(49,439)	$(232,583)	$(148,517)	$(193,204)
Restructuring, contract termination, impairment and related charges	52,048	244,650	154,408	248,967
Equity-based compensation expense	2,062	21	6,802	14,787
Business optimization and expansion expense	1,852	6	8,108	462
Changes in fair value of contingent earn-out liability	(283)	669	4,438	(1,573)
Management transition costs	43	706	3,133	1,621
Prepaid marketing charges	—	—	1,871	—
Inventory fair value write-ups	—	907	805	907
Transaction costs	41	492	1,029	3,347
Sales tax audit expense	—	—	485	—
Tax refunds	—	—	—	(5,121)
Consolidated Adjusted EBITDA	$6,324	$14,868	$32,562	$70,193

Net income (loss) margin (Net income (loss) as a % of net sales)	(40.6)%	(127.5)%	(39.6)%	(39.5)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	4.4%	9.0%	7.2%	14.2%